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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                          AMCAST INDUSTRIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         OHIO                                              31-0258080
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                          AMCAST INDUSTRIAL CORPORATION
                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                        (Address, including zip code, of
                    registrant's principal executive offices)

                          AMCAST INDUSTRIAL CORPORATION
                           401(k) SALARY DEFERRAL PLAN
                     FOR BARGAINING UNIT EMPLOYEES - PLAN 2
                            (Full title of the plan)

                               DENIS G. DALY, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          AMCAST INDUSTRIAL CORPORATION
                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                                 (937) 291-7000
                      (Name, address and telephone number,
                   including area code, of agent for service)

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
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                                                 CALCULATION OF REGISTRATION FEE
         ----------------------------------------------------------------------------------------------------------

                                                                                   Proposed
                                                                                   Maximum
                                             Amount to be    Proposed Maximum      Aggregate        Amount of
                                             Registered      Offering Price Per    Offering Price   Registration
         Title of  Securities                                Share (1)                              Fee
         to be Registered
         ----------------------------------- --------------- --------------------- ---------------- ---------------
         Common Shares, without par value       100,000             $13.78         $1,378,000 (3)        $383
         (2)
         ----------------------------------- --------------- --------------------- ---------------- ---------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on October 22, 1999.

(2) There are also being registered hereunder an equal number of Series A Preferred Share Purchase Rights, which are currently attached to and transferrable only with the Common Shares registered hereunder.

(3) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Common Shares that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events and pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan discussed herein.

================================================================================



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

       The following documents are incorporated herein by reference as of their respective dates of filing:

           (a) The Annual Report of Amcast Industrial Corporation (the "Company") on Form 10-K for the fiscal year ended August 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) The Annual Report of the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 on Form 11-K for the year ended August 31, 1998, filed pursuant to Section 15(d) of the Exchange Act.

           (c) The Company's Quarterly Reports on Form 10-Q for the quarters and periods then ended at November 29, 1998, February 28, 1999, and May 30, 1999, each filed pursuant to Section 13(a) of the Exchange Act.

           (d) The description of the Company's common shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

       Thompson Hine & Flory LLP has provided a legal opinion to the Company with respect to the common shares of the Company issuable under the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees Plan 2 and registered hereunder.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

       Article VI of the Registrant's Code of Regulations, as amended July 29,
1987 (filed as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended August 31, 1996), is incorporated herein by reference.

       Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

       The Registrant maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Registrant under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Registrant's indemnification obligations. The
Registrant has entered into an indemnification agreement with each director of the Company.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

       Not applicable.

Item 8.  Exhibits.
         ---------

       See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         -------------

       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities
       Exchange Commission or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this

                                      S-3
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       registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) The undersigned registrant hereby further undertakes that the registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and the registrant will make or has made all changes required by the IRS in order to qualify the Plan.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 26th day of October, 1999.

                                              AMCAST INDUSTRIAL CORPORATION

                                      S-4
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                                       By /s/ John H. Shuey
                                          --------------------------------------
                                          John H. Shuey
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                      S-5
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       Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

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
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Name                                Title                                    Date
----                                -----                                    ----
--------------------------------------------------------------------------------------
/s/ John H. Shuey                   President and Chief              October 26,  1999
-----------------                   Executive Officer
John H. Shuey                       (principal executive
                                    officer) and Chairman
                                    of the Board


/s/ Douglas D. Watts                Vice President,  Finance         October 26,  1999
-------------------                 (principal financial officer)
Douglas D. Watts


/s/ Mark D. Mishler                 Corporate Controller             October 26,  1999
-------------------                 (principal accounting officer)
Mark D. Mishler
                                    -------------------------------

*James K. Baker                     Director                         October 26, 1999

*Walter E. Blankey                  Director                         October 26, 1999

*Peter H. Forster                   Director                         October 26, 1999

*Ivan W. Gorr                       Director                         October 26, 1999

*Leo W. Ladehoff                    Director                         October 26, 1999

*Earl T. O'Loughlin                 Director                         October 26, 1999

*William G. Roth                    Director                         October 26, 1999

*R. William Van Sant                Director                         October 26, 1999

                * The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.

                                                        /s/ John H. Shuey
                                                        -----------------
                                                        John H. Shuey
                                                        Attorney-in-Fact

                                      S-6



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                                INDEX TO EXHIBITS
                                -----------------

       (4)   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
             INDENTURES:

             4.1 Articles of Incorporation of Amcast Industrial Corporation, as amended February 24, 1988, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.

             4.2 Code of Regulations of Amcast Industrial Corporation, incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.

             4.3 Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2.

       (5)   OPINION RE LEGALITY

             5.1         Opinion of Thompson Hine & Flory LLP

      (23)   CONSENTS OF EXPERTS AND COUNSEL:

             23.1 Consent of Ernst & Young LLP (relating to Amcast Industrial Corporation financial statements)

             23.2 Consent of Ernst & Young LLP (relating to financial statements for the Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit
                         Employees - Plan 2)

             23.3 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]

      (24)   POWERS OF ATTORNEY

             24.1 Powers of Attorney of each person whose signature on this registration statement was signed by another pursuant to a power of attorney.

                      -------------------------------------

                                      S-7